CENTRAIS ELÉTRICAS BRASILEIRAS S.A. - ELETROBRÁS

AND

JPMORGAN CHASE BANK,
As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Amended and Restated Deposit Agreement
Dated as of October 18, 2002
to the Deposit Agreement
Dated as of December 12, 1994
As amended as of December 15, 1997

TESTIMONIUM	9

SIGNATURES	9

- i -

- ii -

         AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of October 18, 2002 to the Deposit Agreement dated as of December 12, 1994 as amended as of December 15, 1997 (as so amended and restated, the “Deposit Agreement”) among CENTRAIS ELÉTRICAS BRASILEIRAS S.A. - ELETROBRÁS and its successors (the “Company”), JPMORGAN CHASE BANK, as depositary hereunder (the “Depositary”), and all holders from time to time of American Depositary Receipts issued hereunder (“ADRs”) evidencing American Depositary Shares (“ADSs”) representing deposited Shares (defined below).

WITNESSETH:

                  WHEREAS, the Company desires to amend and restate the deposit agreement dated as of December 12, 1994, as amended (the “Original Deposit Agreement”), among the Company, the Depositary and all holders from time to time of ADRs issued thereunder, which provides for the deposit of Shares of the Company from time to time with the Depositary or the Custodian and for the execution and delivery of ADRs evidencing the ADSs representing the Shares so deposited; and

                  WHEREAS, the ADRs issued in certificated form are to be substantially in the form of Exhibit A annexed hereto;

                  NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto that the Original Deposit Agreement is hereby amended and restated in its entirety to read as follows effective as of the date first above written:

         1. Certain Definitions.

         (a)      “ADR Register” is defined in paragraph (3) of the form of ADR.

         (b)      “ADRs” mean the American Depositary Receipts executed and delivered hereunder. ADRs may be either in physical certificated form or Direct Registration ADRs. ADRs in physical certificated form, and the terms and conditions governing the Direct Registration ADRs (as hereinafter defined), shall be substantially in the form of Exhibit A annexed hereto (the “form of ADR”). The term “Direct Registration ADR” means an ADR, the ownership of which is recorded on the Direct Registration System. References to “ADRs” shall include certificated ADRs and Direct Registration ADRs, unless the context otherwise requires. The form of ADR is hereby incorporated herein and made a part hereof; the provisions of the form of ADR shall be binding upon the parties hereto. The form of ADR is hereby incorporated herein and made a part hereof; the provisions of the form of ADR shall be binding upon the parties hereto.

         (c)      Subject to paragraph (13) of the form of ADR, each “ADS” evidenced by an ADR represents the right to receive five hundred Shares and a pro rata share in any other Deposited Securities.

         (d)      “Custodian” means the agent or agents of the Depositary (singly or collectively, as the context requires) named as Custodian in the form of ADR and any additional or substitute Custodian appointed pursuant to Section 9.

         (e)      The terms “deliver”, “execute”, “issue”, “register”, “surrender”, “transfer” or “cancel”, when used with respect to Direct Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

         (f)      “Delivery Order” is defined in Section 3.

         (g)      “Deposited Securities” as of any time means all Shares at such time deposited under this Deposit Agreement and any and all other Shares, securities, property and cash at such time held by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash.

         (h)      “Direct Registration System” means the system for the uncertificated registration of ownership of securities established by The Depository Trust & Clearing Corporation (“DTCC”) and utilized by the Depositary pursuant to which the Depositary may record the ownership of ADRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTCC which provides for automated transfer of ownership between DTCC and the Depositary.

         (i)      “Holder” means the person or persons in whose name an ADR is registered on the ADR Register.

          (j)    “Pre-released ADRs” is defined in paragraph (1) of the form of ADR.

         (k)      “Regulation S” means Regulation S under the Securities Act of 1933, as the same may be amended from time to time.

         (l)      “Securities Act of 1933” means the United States Securities Act of 1933, as from time to time amended.

         (m)      “Shares” mean the common shares, without par value, of the Company; having the same rights, including rights with respect to dividends and distributions, as all other previously issued preferred class B shares of the Company, and shall include the rights to receive Shares specified in paragraph (1) of the form of ADR.

         (n)      “Transfer Office” is defined in paragraph (3) of the form of ADR.

         (o)      “Withdrawal Order” is defined in Section 6.

         2. ADRs. (a) ADRs in certificated form shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the form of ADR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs are subject. ADRs may be issued in denominations of any number of ADSs. ADRs in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. ADRs in certificated form bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such ADRs.

         (b) Direct Registration ADRs. Notwithstanding anything in this Deposit Agreement or in the form of ADR to the contrary, ADSs shall be evidenced by Direct Registration ADRs, unless certificated ADRs are specifically requested by the Holder.

         (c) Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of ADR, regardless of whether their ADRs are Direct Registration ADRs or certificated ADRs.

         3. Deposit of Shares. In connection with the deposit of Shares hereunder, the Depositary or the Custodian may require the following in form satisfactory to it: (a) a written order directing the Depositary to issue to, or upon the written order of, the person or persons designated in such order an ADR or ADRs evidencing the number of ADSs representing such deposited Shares (a “Delivery Order”); (b) proper endorsements or duly executed instruments of transfer in respect of such deposited Shares; (c) instruments assigning to the Custodian or its nominee any distribution on or in respect of such deposited Shares or indemnity therefor; and (d) proxies entitling the Custodian to vote such deposited Shares. As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to paragraphs (10) or (13) of the form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Custodian or its nominee, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine. Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in this Deposit Agreement. To the extent that the provisions of or governing the Shares make delivery of certificates therefor impracticable, Shares may be deposited hereunder by such delivery thereof as the Depositary or the Custodian may reasonably accept, including, without limitation, by causing them to be credited to an account maintained by the Custodian for such purpose with the Company or an accredited intermediary, such as a bank, acting as a registrar for the Shares, together with delivery of the documents, payments and Delivery Order referred to herein to the Custodian or the Depositary.

         The Depositary and the Custodian shall comply with written instructions from the Company or its Brazilian counsel to maintain registration of the amount of Deposited Securities with Banco Central do Brasil (the “Central Bank”) and to furnish to the Central Bank and to the Comissäo de Valores Mobiliários (the “Securities Commission”), whenever required, information or documents related to this Deposit Agreement, the ADRs and the Deposited Securities and distributions thereon, and may rely, and shall be fully protected in relying, on such written instructions from the Company or its Brazilian counsel in respect of such registration, information and documents.

         4. Issue of ADRs. After any such deposit of Shares, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall as promptly as practicable issue at the Transfer Office, to or upon the order of any person named in such notice, an ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.

         5. Distributions on Deposited Securities. To the extent that the Depositary determines in its discretion, after consultation with the Company to the extent practicable, that any distribution pursuant to paragraph (10) of the form of ADR is not practicable with respect to any Holder, the Depositary may make such distribution as it so deems equitable and practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder’s ADRs (without liability for interest thereon or the investment thereof).

         6. Withdrawal of Deposited Securities. In connection with any surrender of an ADR for withdrawal of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder’s written order directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order (a “Withdrawal Order”). Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission. Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable, including, without limitation, by transfer of record ownership thereof to an account designated in the Withdrawal Order maintained either by the Company or an accredited intermediary, such as a bank, acting as a registrar for the Deposited Securities.

         7. Substitution of Receipts. In case any certificated ADR shall be mutilated, destroyed,

lost or stolen, the Depositary shall execute and deliver a new Direct Registration ADR in exchange and substitution for any mutilated certificated ADR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond for the benefit of the Depositary and the Company and satisfying any other reasonable requirements imposed by the Depositary.

         8. Cancellation and Destruction of Receipts; Maintenance of Records. All ADRs surrendered to the Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy ADRs so canceled in accordance with customary practices of stock transfer agents located in the City of New York.

                  The Depositary agrees to maintain or cause its agents to maintain records of all ADRs surrendered and Deposited Securities withdrawn under Section 6 hereof and paragraph (2) of the form of ADR, substitute ADRs delivered under Section 7 hereof, and canceled or destroyed ADRs under this Section 8, in keeping with the procedures ordinarily followed by stock transfer agents located in the City of New York or as required by the laws or regulations governing the Depositary.

         9. The Custodian. Any Custodian in acting hereunder shall be subject to the directions of the Depositary and shall be responsible solely to it. The Depositary may, after consultation with the Company to the extent practicable, from time to time appoint one or more agents to act for it as Custodian hereunder in addition to or in lieu of the Custodian named in the form of ADR. Each Custodian so appointed (other than JPMorgan Chase Bank) shall give written notice to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof. The Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of the Deposit Agreement. Any Custodian may resign from its duties hereunder by at least 30 days written notice thereof to the Depositary. The Depositary may, after consultation with the Company to the extent practicable, discharge any Custodian at any time upon notice to the Custodian being discharged. Any Custodian ceasing to act hereunder as Custodian shall deliver, upon the instruction of the Depositary, all Deposited Securities held by it to a Custodian continuing to act. The Depositary shall give notice to all Holders of the appointment of any additional or substitute Custodian.

         10. Co-Registrars and Co-Transfer Agents. The Depositary may appoint and remove (i) co-registrars to register ADRs and transfers, combinations and split-ups of ADRs and to countersign ADRs in accordance with the terms of any such appointment and (ii) co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices in addition to the Transfer Office on behalf of the Depositary. Each co-registrar or co-transfer agent (other than JPMorgan Chase Bank) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

         11. Lists of Holders. The Company shall have the right to inspect transfer and registration records specifically related to the ADRs issued under this Deposit Agreement and held by the Depositary and its agents and the ADR Register, take copies thereof and require the Depositary and its agents to supply copies of such portions of such records as the Company may request. The Depositary or its agent shall furnish to the Company, promptly upon the written request of the Company, a list of the names, addresses and holdings of ADSs by all Holders as of a date within seven days of the Depositary’s receipt of such request.

         12. Depositary’s Agents. The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

         13. Successor Depositary. If the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable efforts to appoint a bank or trust company having an office in the Borough of Manhattan, The City of New York, as successor depositary hereunder. Every successor depositary shall execute and deliver to its predecessor and to the Company written acceptance of its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become Depositary hereunder; but such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder and assigning all interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders. Any bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business, shall be the successor of the Depositary without the execution or filing of any document or any further act. Upon the appointment of any successor depositary hereunder, any agent of the Depositary then acting hereunder shall forthwith become such agent hereunder of such successor depositary and such successor depositary shall, on the written request of any such agent, execute and deliver to such agent any instruments necessary to give such agent authority as such agent hereunder of such successor depositary.

         14. Reports. The Company shall transmit to the Depositary a copy (in English or with an English translation or summary to the extent required under Rule 12g3-2(b) under the Securities Exchange Act of 1934) of any communications it makes generally available (by publication or otherwise) to holders of Deposited Securities. In connection with any registration statement under the Securities Act of 1933 relating to the ADRs or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the United States Securities and Exchange Commission or any successor governmental agency such information as shall be required to make such filings or comply with such undertakings.

         15. Additional Shares. Neither the Company nor any company controlling, controlled by or under common control with the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, except under circumstances complying in all respects with the Securities Act of 1933. The Depositary shall use its reasonable commercial efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the

Company’s compliance with securities laws in the United States.

         16. Indemnification. The Company shall indemnify, defend and save harmless the Depositary against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise out of (a) its acceptance and performance of its powers and duties in respect of this Deposit Agreement, except to the extent such loss, liability or expense is due to its negligence or bad faith, or (b) any offer or sale of ADRs, ADSs, Shares or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to it furnished in writing to the Company by it expressly for use in any such registration statement. The Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense incurred by the Company in respect of this Deposit Agreement or the ADRs to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or its agents hereunder. The obligations set forth in this Section 16 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

                  Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights except to the extent the indemnifying person’s rights have been materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any indemnifiable action without the prior written consent of the indemnifying person, (which consent shall not be unreasonably ((from the point of view of the indemnified person)) be withheld or delayed) unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such indemnifying party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnified party (without indemnification hereunder by the indemnifying party) seeking such compromise or settlement.

         17. Notices. Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, to the address of such Holder on the ADR Register or received by such Holder. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b), respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

(a)	JPMorgan Chase Bank 1 Chase Manhattan Plaza (40th Floor) New York, New York 10081 Attention: ADR Administration Fax: (212) 552-4938

(b)	Centrais Elétricas Brasileiras S.A. – Eletrobrás Avenida Presidente Vargas, 409 - 9 Andar CEP 20071-003, Brazil Attention: Mary-Annie Cairns Guerrero

Fax: 5521-2242-2694

         18. Miscellaneous. This Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Holders to the extent expressly set forth herein and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person. The Holders and owners of ADRs from time to time shall be parties to this Deposit Agreement and shall be bound by all of the provisions hereof. If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

                  IN WITNESS WHEREOF, CENTRAIS ELÉTRICAS BRASILEIRAS S.A. - ELETROBRÁS and JPMORGAN CHASE BANK have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

CENTRAIS ELÉTRICAS BRASILEIRAS S.A. - ELETROBRÁS
By

Name:
Title:

By

Name:
Title:

JPMORGAN CHASE BANK
By

Name:
Title:	Vice President:

EXHIBIT A
ANNEXED TO AND INCORPORATED IN
DEPOSIT AGREEMENT

[FORM OF FACE OF ADR]

____	No. of ADSs:
Number	___________
Each ADS represents Five Hundred Shares

CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

COMMON SHARES, WITHOUT PAR VALUE

of

CENTRAIS ELÉTRICAS BRASILEIRAS S.A. - ELETROBRÁS

(Incorporated under the
laws of the Federative Republic of Brazil)

         JPMORGAN CHASE BANK, a New York corporation, as depositary hereunder (the “Depositary”), hereby certifies that _______ is the registered owner (a “Holder”) of _______ American Depositary Shares (“ADSs”), each (subject to paragraph (13)) representing five hundred common shares, without par value (including the rights to receive Shares described in paragraph (1), “Shares” and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the “Deposited Securities”), of CENTRAIS ELÉTRICAS BRASILEIRAS S.A. - ELETROBRÁS, a corporation organized under the laws of the Federative Republic of Brazil (the “Company”), deposited at the Rio de Janeiro office of Camara de Liquidacao e Custódia S.A., as Custodian (subject to paragraph (15), the “Custodian”), under the Amended and Restated Deposit Agreement dated as of October 18, 2002 (as further amended from time to time, the “Deposit Agreement”) among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder (“ADRs”), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

         (1)  Issuance of ADRs. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of: (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar or transfer agent of the Company or other entity recording Share ownership or transactions on behalf of the Company; or, (c) unless requested in writing by the Company to cease doing so at least two business days in advance of the proposed deposit, other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, “Pre-released ADRs”) only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute “Deposited Securities”), (ii) each recipient of Pre-released ADRs represents and agrees in writing with the Depositary that such recipient or its customer (a) beneficially owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary for the benefit of the Holders, (c) holds such Shares in trust for the account of the Depositary and (d) will deliver such Shares to the Custodian as soon as practicable and promptly but in no event more than five business days after demand therefor and (iii) all Pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by Pre-released ADRs). The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares (A) are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares, issuance of ADRs, the transfer of ADRs and the withdrawal of Shares in respect of surrendered ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary shall use its reasonable commercial efforts to refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company’s compliance with such Act.

         (2)  Withdrawal of Deposited Securities. Subject to paragraphs (4) and (5) and to the provisions of or governing Deposited Securities (including the Company’s estatuto or applicable law), upon surrender of (i) a certificated ADR in form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at the Custodian’s office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

         (3)  Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the “Transfer Office”), (a) a register (the “ADR Register”) for the registration, registration of transfer, combination and split-up of ADRs and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it in connection with the performance of its duties hereunder, after making reasonable efforts to consult with the Company if practicable in the case of any closure outside of the ordinary course of business, or as reasonably requested by the Company. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

         (4)  Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including, without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of ADRs, Deposited Securities or other securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c)

compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement and any regulations which the Depositary is informed of in writing by the Company which are deemed desirable by the Depositary, the Company or the Custodian to facilitate compliance with any applicable rules or regulations of the Banco Central do Brasil (the “Central Bank”) or Comissão de Valores Mobiliários. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary or the Company.

         (5)  Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian, the Depositary or the Company with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. The Depositary will forward to the Company in a timely fashion such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders. The Depositary shall cooperate with the Company in the Company’s efforts to make and maintain arrangements enabling Holders to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the ADSs, and the Depositary shall, to the extent reasonably practicable, provide the Company with such documents as the Company may reasonably request to maintain such arrangements. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may, after consultation with the Company to the extent practicable, dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

         (6)  Disclosure of Interests. To the extent that the provisions of or governing any Deposited Securities (including the Company’s estatuto or applicable law) may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary’s compliance with any Company instructions in respect thereof, and the Depositary shall use its reasonable commercial efforts to comply, to the extent practicable, with such Company instructions.

         (7)  Charges of Depositary. The Depositary may to the extent permitted by applicable law and the rules of any securities exchange on which the ADSs are admitted for trading, charge each person to whom ADSs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADSs for withdrawal of Deposited Securities, U.S. $5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered. The Depositary may sell (by public or private sale), after consultation with the Company to the extent practicable, sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the Deposited Securities or a distribution of ADRs pursuant to paragraph (10)), whichever is applicable (i) a fee of $.02 or less per ADS (or portion thereof) for any Cash distribution made pursuant to the Deposit Agreement, (ii) to the extent not prohibited by the rules of any stock exchange or interdealer quotation system upon which the ADSs are traded, a fee of $1.50 per ADR or ADRs for transfers made pursuant to paragraph (3) hereof and (iii) a fee for the distribution of securities pursuant to paragraph (10) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering, Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars and in compliance with foreign exchange regulations (which are paid out of such foreign currency) currency), and (v) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable law, rule or regulation. These charges may be changed in the manner indicated in paragraph (16). The charges and expenses of the Custodian are for the sole account of the Depositary.

         (8)  Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both (a) received by the Depositary, Custodian or the nominee of either as a holder of Deposited Securities and (b) made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company furnishes the United States Securities and Exchange Commission (the “Commission”) with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934 (the “Exchange Act”). At such time as the Company becomes subject to the periodic reporting requirements of the Exchange Act, the Company will file such reports with the Commission. In each case, such reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         (9)  Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

JPMORGAN CHASE BANK, as Depositary
By

Authorized Officer

         At the date of the Deposit Agreement, the Depositary’s Transfer Office is located at 1 Chase Manhattan Plaza, New York, New York 10081.

[FORM OF REVERSE OF RECEIPT]

         (10)  Distributions on Deposited Securities. Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will, as promptly as practicable, distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder’s address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder’s ADRs: (a) Cash: Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) (“Cash”), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes or other governmental charges withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary’s expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If the Company shall have advised the Depositary pursuant to the provisions of the Deposit Agreement that any such conversion, transfer or distribution can be effected only with the approval or license of the Brazilian government or any agency thereof or the Depositary shall become aware of any other governmental approval or license required therefor, the Depositary shall apply for such approval or license, if any, as the Company or its Brazilian counsel may reasonably instruct in writing or as the Depositary may deem desirable, including, without limitation, Central Bank registration. Whenever the Depositary or the Custodian shall receive foreign currency, as a cash dividend or other cash distribution or as the net proceeds from the sale of securities, property or rights, which, in the judgment of the Depositary can then be converted on a reasonable basis into U.S. dollars and distributed to Holders entitled thereto in the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars and shall transfer the resulting U.S. dollars (net of its reasonably and customary charges and expenses in effecting such conversion) to the United States. If at any time the Depositary shall, after consultation with the Company if practicable, determine that in its reasonable judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary shall, subject to applicable laws and regulations, (a) to the extent requested to do so in writing by Holders entitled to receive the same, distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to such Holders or, to the extent not so requested, (b) hold such foreign currency (without liability for interest thereon or the investment thereof but with adjustment to take account of Brazilian inflation to the extent permitted by applicable law) for the respective accounts of the other Holders entitled to receive the same. If at the time the Depositary shall determine that in its judgment any U.S. dollars received by the Depositary upon conversion of foreign currency are not transferable into the United States, or if any approval or license of any governmental authority or agency thereof that is required for such transfer is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary shall hold such U.S. dollars (without liability for interest thereon or investment thereof) for the respective accounts of the Holders entitled to receive the same. If any such conversion of foreign currency and transfer into U.S. dollars, in whole or in part, can be effected for distribution to some but not all of the Holders entitled thereto, the Depositary may, in its reasonable discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest thereon or investment thereof) for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable; (b) Shares: (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a “Share Distribution”) and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights: (i) Warrants or, in the discretion of the Depositary, other instruments representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities (“Rights”), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). The Depositary will not offer Rights to Holders having an address in the United States (as defined in Regulation S), unless and until (i) a registration statement under the Securities Act of 1933 covering such offering is in effect or (ii) the Depositary receives an opinion of counsel for the Company in the United States satisfactory to the Depositary to the effect that the offering and sale of the Rights and the securities for which they are exercisable to such Holders are exempt from registration under the Securities Act of 1933. The Company shall have no obligation to register the Rights or any such securities under the Securities Act of 1933. (d) Other Distributions: (i) securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights (“Other Distributions”), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Distributions of U.S. dollars pursuant to any clause of this paragraph (10) will be by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future distributions of U.S. dollars).

         (11)  Record Dates. The Depositary shall, after consultation with the Company if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities or the net proceeds thereof, to give instructions for the exercise of any voting rights in respect of Deposited Securities, to receive any notice or to act in respect of other matters and only such Holders at the close of business on such record date shall be so entitled.

         (12)  Voting of Deposited Securities. As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, unless the Company informs the Depositary otherwise in order to comply with applicable law, the Depositary shall mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials (or a summary thereof in English provided by the Company), (b) that each Holder at the close of business on the record date set by the Depositary therefor will be entitled, subject to any applicable provisions of Brazilian law and the Company’s estatuto, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holders’ ADRs and (c) the manner in which such instructions may be given, including instructions (or deemed instructions in accordance with the last sentence of this paragraph) to give a proxy to a person designated by the Company. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (or, as described below, to grant a proxy to a person designated by the Company to vote) the Deposited Securities represented by the ADSs evidenced by such Holder’s ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities. To the extent such instructions are not so received by the Depositary from any Holder and to the extent permitted under applicable law, the Depositary shall deem such Holder to have so instructed the Depositary to give a proxy to a person designated by the Company to vote in the same manner as the holders of the majority of Shares voted at the relevant meeting and the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities, including applicable law, to give such a proxy to a person designated by the Company to vote the Deposited Securities represented by the ADSs evidenced by such Holder’s ADRs as to which such instructions are so deemed given; provided that no such instruction shall be deemed given and no such proxy shall be given with respect to any matter to which the Company informs the Depositary (and the Company agrees to provide such information promptly in writing) that the Company does not wish such proxy given; provided, further, that such Deposited Securities shall in such event be counted for the purpose of satisfying applicable quorum requirements unless the Company determines otherwise; and provided, further that the Depositary shall not be obligated to give any such proxy unless and until the Depositary has been provided with an opinion, which may be given at the time of entering into the Deposit Agreement, of Brazilian counsel to the Company, in form and substance satisfactory to the Depositary, to the effect that (i) the granting of such proxy does not subject the Depositary to any reporting obligations in Brazil, (ii) the granting of such proxy will not result in a violation of Brazilian law and (iii) the voting arrangement and proxy as contemplated herein will be given effect under Brazilian law. If after the date such opinion is delivered to the Depositary the Company is advised by counsel that there has occurred a change in Brazilian law such that the foregoing opinion could no longer be rendered favorably in whole or in part, the Company shall promptly notify the Depositary of such change and the Depositary shall thereafter have no obligation to give any such proxy. The Company agrees to direct its counsel to inform it of any such changes in Brazilian law. Subject to the rules of any securities exchange on which the Deposited Securities are listed, the Depositary shall use its reasonable efforts to deliver to the extent practicable, at least two business days prior to the date such meeting, to the Company voting instructions received (or deemed received) from Holders.

         (13)  Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation, liquidation or sale of all or substantially all of the assets of the Company or to which it is a party, any securities, cash or other property that shall be received by the Depositary in exchange for, or in conversion or replacement of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the ADRs shall thenceforth evidence ADSs representing the right to receive the Deposited Securities as so reconstituted, subject to the provisions of the following sentence. In any such case the Depositary may with the Company’s approval (which approval shall not be unreasonably withheld), and shall if the Company shall so reasonably request, subject to this Deposit Agreement, distribute any part of the securities, cash or other property so received or execute and deliver additional ADRs as in the case of a dividend of Shares, in either case in accordance with paragraph (10), and thereafter the Depositary may, in its discretion but with the prior approval of the Company (which approval shall not be unreasonably withheld), call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such newly received Deposited Securities to the extent not so distributed.

         (14)  Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, rule or regulation of the United States, Brazil or any other country or of any other governmental or regulatory authority or stock exchange or the Company’s estatuto, the provisions of or governing any Deposited Securities, the issuance of any securities by the Company, any act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR or the Company’s estatuto; (b) assume no liability except to perform its obligations (other than those directly related to the handling of Deposited Securities and Cash) to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) assume no liability except to perform its obligations directly related to the handling of Deposited Securities and Cash to the extent they are specifically set forth in this ADR and the Deposit Agreement without negligence or bad faith; (d) in the case of the Depositary and its agents hereunder, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (e) in the case of the Company and its agents hereunder, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (f) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any notice, request, direction or other communication believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary may rely upon instructions from the Company or its Brazilian counsel in respect of any approval or license of the Brazilian government or any agency thereof required for any currency conversion, transfer or distribution. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote, provided that such action or inaction is in good faith. Subject to the Company’s estatuto and the Deposit Agreement, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADSs. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company against losses incurred by the Company to the extent such losses are due to the negligence or bad faith of the Depositary. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

         (15)  Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary. The Depositary may appoint substitute or additional Custodians and the term “Custodian” refers to each Custodian or all Custodians as the context requires.

         (16)  Amendment. Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

         (17)  Termination. The Depositary shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate this Deposit Agreement, after giving the notice set forth in the preceding sentence of this paragraph (17) at any time after 45 days has elapsed after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 13 of the Deposit Agreement and paragraph (15) of this ADR before the end of such 45 days. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities (without liability for interest) and any net proceeds of the sale of any Rights or other property, without liability for interest, as the Depositary may reasonably effect. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash and for its obligations under Section 16 of the Deposit Agreement. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents under paragraph (7) hereof and Section 16 of the Deposit Agreement.